Exhibit 99.2

The following table presents the Company’s loan portfolio at June 30, 2020 by industry sector and the balance of deferrals by loan portfolio as of July 22, 2020:

Segment/Industry	Loan Balance (in millions)	Active Deferrals(1) (in millions)	Active Deferrals / Loans
Commercial and industrial:
Accommodation and Food Service	$316	$223	71%
Administrative and Support and Waste Management	99	0	—%
Agriculture, Forestry, Fishing and Hunting	20	0	—%
Arts, Entertainment, and Recreation	54	30	56%
Construction	384	31	8%
Educational Service	95	0	—%
Finance and Insurance	125	0	—%
Health Care and Social Assistance	701	66	9%
Information	48	0	—%
Management of Companies and Enterprises	3	0	—%
Manufacturing	269	4	1%
Mining, Quarrying, and Oil and Gas Extraction	53	0	—%
Professional, Scientific, and Technical Services	127	4	3%
Public Administration	1	0	—%
Real Estate and Rental	544	57	10%
Retail Trade - clothing, home, gasoline, health	93	1	1%
Retail Trade - sporting, hobby, vending, e-commerce	8	0	—%
Transportation - air, rail, truck, water, pipeline	203	9	4%
Utilities	6	0	—%
Wholesale Trade	90	17	19%
Other	191	5	3%
Total Commercial and Industrial	$3,429	$447	13%

Commercial real estate:
Accommodation and Food Service	$111	$69	62%
Arts, Entertainment, and Recreation	19	2	11%
Health Care and Social Assistance	44	1	2%
Mixed Use Property	491	68	14%
Office	1,194	151	13%
Retail Store	955	101	11%
Shopping Center	853	287	34%
Warehouse	778	95	12%
Other	428	56	13%
Total Commercial Real Estate	$4,873	$830	17%

Multi-Family	7,378	903	12%
Construction	304	15	5%
Residential and Consumer	5,377	505	9%
Total Loans	$21,362	$2,700	13%

(1) As of July 1, 2020, $2.3 billion of loans reached the end of the initial deferral period, of which $1.5 billion returned to paying status. $1.6 billion of deferrals are scheduled to reach the end of the initial deferral period on August 1, 2020.